Exhibit 3.2

FIFTH AMENDED AND RESTATED BYLAWS

OF

HORNBECK OFFSHORE SERVICES, INC.

Adopted September 4, 2020

ARTICLE 1

DEFINITIONS

As used in these Fifth Amended and Restated Bylaws of Hornbeck Offshore Services, Inc. (these “Bylaws”), unless the context otherwise requires, the terms “Person”, “Non-U.S. Citizen”, “U.S. Citizen”, “U.S. Coastwise Trade”, “Jones Act” and “Permitted Percentage” shall have the same meanings as ascribed to those terms in the Corporation’s Third Amended and Restated Certificate of Incorporation (as it may be amended from time to time, the “Certificate of Incorporation”). Capitalized terms used but not otherwise defined herein shall have the meanings as ascribed to those terms in the Certificate of Incorporation.

ARTICLE 2

OFFICES

Section 2.01. Registered Office. The registered office of Hornbeck Offshore Services, Inc. (the “Corporation”) is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle, State of Delaware 19801.

Section 2.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

Section 2.03. Books. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board, or as the business of the Corporation may require.

ARTICLE 3

MEETINGS OF STOCKHOLDERS

Section 3.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board (or the Chairman of the Board in the absence of a designation by the Board). The Board may, in its sole discretion, determine that a meeting of stockholders of the Corporation shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, “Delaware Law”).

Section 3.02. Annual Meetings. Commencing in 2021, an annual meeting of stockholders shall be held for the election of directors to succeed those whose terms expire and to transact such other business as may properly be brought before the meeting.

Section 3.03. Special Meetings. Except as otherwise provided in the Securityholders Agreement of the Corporation, dated as of even date herewith (as may be amended from time to time, the “Securityholders Agreement”), special meetings of the stockholders may be called only (i) by the Board acting pursuant to a resolution adopted by a majority of the Board, and (ii) by the stockholders acting pursuant to a resolution adopted by Securityholders (as defined in the Securityholders Agreement) holding at least 20% of the Fully Diluted Securities (as defined by in the Securityholders Agreement).

Section 3.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by Delaware Law, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. The Board or the chairman of the meeting may adjourn the meeting to another time or place (whether or not a quorum is present), and notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which such adjournment is made. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b) A written waiver of any such notice signed by the Person entitled thereto, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 3.05. Quorum. Unless otherwise provided in the Securityholders Agreement, Certificate of Incorporation or these Bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or a majority in voting interest of the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Section 3.06. Voting.

(a) Unless otherwise provided in the Securityholders Agreement, Certificate of Incorporation or these Bylaws and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of Common Stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise required by Delaware Law, the Securityholders Agreement, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the votes cast at the meeting on the subject matter shall be the act of the stockholders. Abstentions shall not be counted as votes cast. Subject to the rights of the holders of any class or series of preferred stock, including to elect additional directors under specific circumstances, pursuant to the terms of the Securityholders Agreement, the Certificate of Incorporation or these Bylaws, directors shall be elected by a majority of the votes cast by holders of the shares of Common Stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another Person or Persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by electronic mail in “portable document format” (“.pdf”) form or any other means of electronic communication permitted by Delaware Law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.

(c) Should a proxy designate two (2) or more Persons to act as proxies, unless such instrument shall provide the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he or she is of the proxies representing such shares.

Section 3.07. Inspectors at Meetings of Stockholders. Any vote of stockholders may be conducted in any manner approved by the person presiding at the meeting of the stockholders at the time when the vote is held and need not be by written ballot. At any meeting of stockholders at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. Such inspector shall ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by Delaware Law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by Delaware Law. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector. The chairman of the meeting shall be a U.S. Citizen.

Section 3.08. Stockholder Action by Written Consent. Unless otherwise provided in the Securityholders Agreement, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a Person or Persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section to the extent permitted by Delaware Law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the Delaware General Corporation Law.

Any copy, .pdf transmission, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, .pdf transmission, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 3.09. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or in the Chairman of the Board’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, or if one director shall not have been so designated, then the Chief Executive Officer, shall act as chairman of the meeting. The Secretary (or in the Secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.    Each of the Chairman of the Board, the President, and the Chief Executive Officer of the Corporation shall be a U.S. Citizen.

Section 3.10. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

Section 3.11. Nomination of Directors and Proposal of Other Business.

(a) Annual Meetings of Stockholders. Except as otherwise provided in the Securityholders Agreement, nominations of persons for election to the Board or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or any nominating committee thereof, or (C) as may be provided in the Certificate of Incorporation.

(b) Special Meetings of Stockholders. Except as otherwise provided in the Securityholders Agreement, if the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then nominations of persons for election to the Board at a special meeting of stockholders may be made (x) by or at the direction of the Board or any committee thereof and (y) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 3.11(b) and at the time of the special meeting, who shall be entitled to nominate one or more persons for election to the Board pursuant to the Securityholders Agreement at such time.

ARTICLE 4

DIRECTORS

Section 4.01. General Powers. Except as otherwise provided in Delaware Law or the Certificate of Incorporation and subject to the terms of the Securityholders Agreement, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 4.02. Number, Election and Term of Office. Subject to the terms of the Certificate of Incorporation and the Securityholders Agreement, the Board shall consist of a number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Board; provided, that, as of the date of adoption of these Bylaws, the Board shall consist of seven (7) directors, who shall be appointed as set forth in the Securityholders Agreement. Except as may otherwise be provided in the Certificate of Incorporation and subject to the terms of the Securityholders Agreement, each director shall serve for a term ending on the date of the first (1st) annual meeting of stockholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 4.03. Citizenship Requirement for Directors. No more than a minority of the number of directors necessary to constitute a quorum of the Board (in order for the Corporation to continue as a U.S. Citizen) (or any committee thereof) shall be Non-U.S. Citizens.

Section 4.04. Chairman. Except as otherwise provided in the Certificate of Incorporation and the Securityholders Agreement, the Chairman of the Board shall be elected by a majority vote of the Board. Any director elected as Chairman of the Board in accordance with this Section 4.04 shall hold such office until such time as a replacement Chairman of the Board has been elected by a majority vote of the Board. The Chairman of the Board shall preside at all meetings of the stockholders of the Corporation and shall have such other powers and perform such other duties (including, without limitation, as applicable, as an officer of the Corporation) as may be prescribed by the Board or provided in these Bylaws. The Chairman of the Board, any Vice Chairman of the Board and any other person who chairs a meeting of the Board or the stockholders shall be a U.S. Citizen.

Section 4.05. Quorum and Manner of Acting. Unless the Certificate of Incorporation or these Bylaws require a greater number and subject to the terms of the Securityholders Agreement, five (5) directors of the Board (without regard to vacancies; provided that if there are fewer than 5 directors then in office, a quorum shall be all then serving directors) shall constitute a quorum for the transaction of business at any meeting of the Board and, except as otherwise expressly required by Delaware Law or by the Certificate of Incorporation or Securityholders Agreement, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.06. Time and Place of Meetings. The Board shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board (or the Chairman of the Board in the absence of a determination by the Board, or the Chief Executive Officer in the Chairman’s absence).

Section 4.07. Annual Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held; provided, that, subject to the remaining provisions of this Section 4.07, the failure to hold such meeting of the Board at such time and place shall not be a breach of these Bylaws. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 4.10 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 4.08. Regular Meetings. After the place and time of regular meetings of the Board shall have been determined and notice thereof shall have been once given to each member of the Board, regular meetings may be held without further notice being given.

Section 4.09. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the President, or at least two members of the Board. Notice of special meetings of the Board shall be given to each director at least three (3) days before the date of the meeting in such manner as is determined by the Board.

Section 4.10. Notice of Meetings and Business to be Discussed. Written notice of each meeting of the Board shall be given to each director which shall state the date, time, place of the meeting and the purpose or purposes for which the meeting is called. Only business within the purposes described in the notice may be conducted at any special meeting. The written notice of any meeting shall be given at least three (3) days prior to such meeting, which notice may be waived in writing or by a director attending such meeting.

Section 4.11. Committees. Subject to the terms of the Securityholders Agreement, the Board may designate one or more committees, each committee to consist of two or more of the directors of the Corporation, and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee and subject to the terms of the Securityholders Agreement, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval (other than nominations for persons for election as directors) or (b) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. No more than a minority of the number of directors necessary to constitute a quorum of any committee of the Board shall be Non-U.S. Citizens. The chairman of any committee of the Board, any vice chairman of any committee of the Board and any other person who chairs a meeting of any committee of the Board shall be a U.S. Citizen.

Section 4.12. Action by Consent. Unless otherwise restricted by the Securityholders Agreement, Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper or electronic form.

Section 4.13. Telephonic Meetings. Unless otherwise restricted by the Securityholders Agreement, the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 4.14. Resignation. Any director may resign from the Board at any time by giving notice to the Board or to the Secretary of the Corporation. Any such notice must be in writing or by electronic transmission to the Board or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.15. Vacancies. Except as otherwise set forth in the Securityholders Agreement, in the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation or removal of a director, then:

(a) with respect to any directors that have been designated to serve on the Board in accordance with the Securityholders Agreement (such directors, “Board Designees”), the Appointing Person (as defined in the Securityholders Agreement, including any successor thereto in accordance the terms of the Securityholders Agreement) who designated for election such director (such Appointing Person, a “Designating Holder”) shall have the exclusive right to designate for election an individual to fill such vacancy and the Corporation shall take such actions as may be necessary or desirable to ensure the election and appointment of such designee to fill such vacancy on the Board in a manner consistent with Section 2.1(c)(iv)(A) of the Securityholders Agreement; provided, however, in the event that the applicable Designating Holder shall fail to designate in writing a replacement Board Designee to fill the vacant director position on the Board, and such failure shall continue for more than sixty (60) days after notice from the Corporation to such Designating Holder with respect to such failure, then the vacant position shall be filled by an individual designated by the remaining directors then in office; provided that such individual shall be removed from such position if such Designating Holder so directs and simultaneously designates a new Board Designee to serve in such position on the Board;

(b) with respect to any Other Director (as defined in the Securityholders Agreement) vacancy, such vacancy shall be filled in accordance with Section 2.1(c)(iv)(B) of the Securityholders Agreement; and

(c) if the person serving as Chief Executive Officer of the Corporation is removed or resigns or is otherwise replaced in such capacity, then such person shall automatically, and without any action by the Board or stockholders of the Corporation, cease to be a director, and the director position on the Board reserved for the Chief Executive Officer of the Corporation shall remain vacant until a successor Chief Executive Officer is duly appointed by the Board in accordance with these Bylaws, the Securityholders Agreement and the Certificate of Incorporation, in which case such person shall automatically, and without any further action by the Board or stockholders of the Corporation, fill such vacancy and become a director.

Section 4.16. Removal. Subject to the provisions of the Securityholders Agreement, no director may be removed from office by the stockholders except with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

Section 4.17. Compensation. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or the Securityholders Agreement, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

Section 4.18. Corporate Opportunities. Notwithstanding any duty otherwise existing at law or in equity, to the fullest extent permitted by Delaware Law, the Corporation and the Securityholders (as defined in the Securityholders Agreement) agree that:

(a) Any of the Securityholders who are not employed by, or do not serve as a director of, the Corporation or any of its subsidiaries, each director who is employed by an Appointing Person or any of its Affiliates (each, as defined in the Securityholders Agreement), any of the foregoing Persons’ respective Affiliates, and any one or more of the respective managers, directors, principals, officers, employees and other representatives of such Persons or their respective Affiliates (as defined in the Securityholders Agreement) (the foregoing Persons being referred to, collectively, as “Identified Persons”) may now engage, may continue to engage, or may, in the future, engage in the same or similar activities or lines of business as those in which the Corporation or any of its Affiliates, directly or indirectly, now engage or may engage or other business activities that overlap with, are complementary to, or compete with those in which the Corporation or any of its Affiliates, directly or indirectly, now engage or may engage (any such activity or line of business, an “Opportunity”). No Identified Person shall, as a result of its capacity as such, have any duty to refrain, directly or indirectly, from (i) engaging in any Opportunity or (ii) otherwise competing with the Corporation or any of its Affiliates. No Identified Person shall, as a result of its capacity as such, have any duty or obligation to refer or offer to the Corporation or any of its Affiliates any Opportunity except for any Identified Person who is a Director, who shall have the duty to refer or offer to the Corporation any Opportunity that is expressly first presented in writing to such Director in his or her capacity as a Director or if knowledge of such Opportunity is first acquired by such Director solely as a result of such Director’s position as a Director, and the Corporation hereby renounces any interest or expectancy of the Corporation in, or in being offered, an opportunity to participate in any other Opportunity which may be a corporate (or analogous) or business opportunity for the Corporation or any of its Affiliates.

(b) In the event that any Identified Person acquires knowledge of a potential transaction or other corporate (or analogous) or business opportunity which may be an Opportunity for the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such Opportunity to the Corporation or any of its Affiliates and shall not be liable to the Corporation or the Securityholders for breach of any purported fiduciary duty by reason of the fact that such Identified Person pursues or acquires such Opportunity for itself (or any of its Affiliates), or offers or directs such Opportunity to another Person (including any Affiliate of such Identified Person); provided that each Identified Person who is a Director shall have the duty to communicate or offer to the Corporation any Opportunity that is expressly first presented in writing to such Director in his or her capacity as a Director or if knowledge of such Opportunity is first acquired by such Director solely as a result of such Director’s position as a Director, and the Corporation does not waive any claims in respect of breaches of fiduciary duty arising therefrom. For the avoidance of doubt, none of the waivers of the corporate opportunities doctrine or related duties set forth in this Section 4.18 shall apply to any officer, employee or consultant of the Corporation or any of its subsidiaries.

(c) Except as provided in the Securityholders Agreement, the Identified Persons may now own, may continue to own, and from time to time may acquire and own, investments in one or more other Persons (such Persons, collectively, “Related Companies”) that are direct competitors of, or that otherwise may have interests that do or could conflict with those of, the Corporation, any Securityholders or any of their respective Affiliates (including Disqualified Persons (as defined in the Securityholders Agreement)), and (i) the enjoyment, exercise and enforcement of the rights, interests, privileges, powers and benefits granted or available to the Identified Persons under the Certificate of Incorporation or these Bylaws shall not be in any manner reduced, diminished, affected or impaired, and the obligations of the Identified Persons under the Certificate of Incorporation or these Bylaws shall not be in any manner augmented or increased, by reason of any act, circumstance, occurrence or event arising from or in any respect relating to (A) the ownership by an Identified Person of any interest in any Related Company, (B) the affiliation of any Related Company with an Identified Person or (C) any action taken or omitted by an Identified Person in respect of any Related Company, (ii) no Identified Person shall, by reason of such ownership, affiliation or action, become subject to any fiduciary duty to the Corporation, any of the Securityholders or any of their respective Affiliates, (iii) none of the duties imposed on an Identified Person, whether by contract or law, do or shall limit or impair the right of any Identified Person lawfully to compete with the Corporation, any of its Securityholders or any of their respective Affiliates and (iv) except as set forth in Section 4.18(a) and Section 4.18(b), the Identified Persons are not and shall not be obligated to disclose to (A) the Corporation or any of its subsidiaries or (B) any of the Securityholders or any of their respective Affiliates any information related to their respective businesses or opportunities, including acquisition opportunities, and shall not be obligated to refrain from or in any respect to be restricted in competing against the Corporation, any of the Securityholders or any of their respective Affiliates in any such business or as to any such opportunities.

(d) In addition to and notwithstanding the foregoing provisions of this Section 4.18, a corporate (or analogous) or business opportunity shall not be deemed to be an Opportunity for the Corporation or any of its Affiliates if it is an opportunity (i) that the Corporation is not legally able or contractually permitted to undertake or (ii) which the Board has affirmatively elected to refrain from continued evaluation or pursuing.

Any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 4.18.

ARTICLE 5

OFFICERS

Section 5.01. Officers; Limitations.

(a) The executive officers of the Corporation shall be a Chief Executive Officer, Chief Financial Officer, General Counsel, one or more Executive or Senior Vice Presidents and a Corporate Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other executive officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two (2) or more of said offices, except that no one person shall hold the offices and perform the duties of President and Corporate Secretary.

(b) Each of the executive officers of the Corporation shall be U.S. Citizens.

Section 5.02. Appointment, Term of Office and Remuneration. The officers of the Corporation shall be appointed by the Board in the manner determined by the Board. Each such officer shall hold office until his or her successor is appointed, or until his or her earlier death, resignation or removal. Subject to any delegation made pursuant to Section 5.03, the remuneration of all officers of the Corporation shall be fixed by the Board. Any vacancy in any office shall be filled in such manner as the Board shall determine.

Section 5.03. Subordinate Officers. In addition to the executive officers enumerated in Section 5.01 herein, the Corporation may have a Treasurer, one or more Vice Presidents, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board may deem necessary, each of whom shall hold office for such period as the Board may from time to time determine; provided, however, that a Non-U.S. Citizen may not exercise or be delegated any authority or duties that in any way relate to the exercise of authority or performance of duties associated with the functions of the Chairman or the President nor may such person be granted or delegated any authority to bind the Corporation. The Board may delegate to any executive officer the power to appoint, remove and remunerate any such subordinate officers, agents or employees.

Section 5.04. Removal. Any officer may be removed, with or without cause, at any time, by resolution adopted by a majority of the Board, except that subordinate officers may be removed in such manner and by such persons as the Board shall otherwise permit.

Section 5.05. Resignations. Any officer may resign at any time by giving notice to the Board (or to the Chief Executive Officer). Any such notice must be requested to be in writing. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, unless the Corporation provides such officer with written notice that such resignation shall be effective as of a date after such notice is delivered, but prior to the date set forth in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board.

ARTICLE 6

CAPITAL STOCK

Section 6.01. Certificates for Stock; Uncertificated Shares. The shares of the Corporation need not be represented by certificates, and the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares or a combination of certificated and uncertificated shares. Any such resolution that shares of a class or series will only be uncertificated shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation; provided that all shares shall be uncertificated as of the date of adoption of these Bylaws. Except as otherwise required by Delaware Law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by two authorized officers representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a .pdf or facsimile. In case any officer, transfer agent or registrar who has signed or whose .pdf or facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 6.02. U.S. Citizenship Requirement. At no time shall Non-U.S. Citizens be permitted to beneficially own, individually or in the aggregate, more than the Permitted Percentage of each class or series of the capital stock of the Corporation.

Section 6.03. Dual Share System.

(a) If the Board has determined pursuant to the Certificate of Incorporation to use a dual share system, the Corporation shall instruct its transfer agent to maintain two separate stock records for each class or series of its capital stock: (i) a record of shares owned by U.S. Citizens and (ii) a record of shares owned by Non-U.S. Citizens.

(b) Certificates and/or book entries (in the case of uncertificated shares) representing shares of each class or series of the capital stock of the Corporation shall be marked either “U.S. Citizen” or “Non-U.S. Citizen,” but shall be identical in all other respects. Shares owned by U.S. Citizens shall be represented by U.S. Citizen certificates and/or book entries, and shares owned by Non-U.S. Citizens shall be represented by Non-U.S. Citizen certificates and/or book entries. Whether shares are owned by U.S. Citizens or by Non-U.S. Citizens shall be determined in accordance with the Certificate of Incorporation.

Section 6.04. Transfer of Shares.

(a) Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation; provided however that such transfer must comply with the Securityholders Agreement, the Certificate of Incorporation and applicable law, including the Jones Act.

(b) Without limiting the applicable provisions of the Certificate of Incorporation, shares of any class or series of capital stock represented by a U.S. Citizen certificate and/or book entry, or represented by a Non-U.S. Citizen certificate and/or book entry determined by the Corporation to be held by or on behalf of a U.S. Citizen, may not be transferred, and shares of any class or series of the capital stock of the Corporation may not be issued (upon original issuance), to a Non-U.S. Citizen or a holder of record that will hold such shares for or on behalf of a Non-U.S. Citizen if, upon completion of such transfer or issuance, Non-U.S. Citizens, individually or in the aggregate, will own shares of such class or series of the capital stock represented by Non-U.S. Citizen certificates and/or book entries and represented by U.S. Citizen certificates and/or book entries determined by the Corporation to be held by or on behalf of Non-U.S. Citizens in excess of the Permitted Percentage of such class or series.

Section 6.05. Authority for Additional Rules Regarding Transfer. The Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation (in each case, solely to the extent consistent with the Securityholders Agreement), as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

ARTICLE 7

INDEMNIFICATION

Section 7.01. Indemnification. The Corporation (and any successor or surviving corporation to the Corporation by merger or otherwise) shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (whether such Proceeding is an action by or in the right of the Corporation, is initiated by a third party or otherwise), by reason of the fact that he or she is or was a director, advisory director, board observer or officer of the Corporation or, while a director, advisory director, board observer or officer of the Corporation, is or was serving at the request of the Corporation as a director, advisory director, board observer, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to an employee benefit plan, against all liability, expense and loss (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee, but only if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, had no reasonable cause to believe such Indemnitee’s conduct was unlawful. Notwithstanding the preceding sentence, except for a suit or action brought as described in Section 7.03, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board.

Section 7.02. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that the Corporation may require (e.g., if required by law) that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article 7 or otherwise.

Section 7.03. Claims. If a claim for indemnification or payment of expenses under this Article 7 is not paid in full within 60 days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

Section 7.04. Authorization. Any indemnification under Section 7.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.01. Such determination shall be made (a) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders.

Section 7.05. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any Person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such Person is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, advisory director, board observer, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability, expense and loss (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such employee or agent, but only if such employee or agent acted in good faith and in a manner such employee or agent reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, had no reasonable cause to believe such employee’s or agent’s conduct was unlawful. The ultimate determination of entitlement to indemnification of Persons who are not a director, advisory director, board observer or officer employee or agent shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a Person pursuant to this Section 7.05 in connection with a Proceeding initiated by such Person if the Proceeding was not authorized in advance by the Board.

Section 7.06. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

Section 7.07. Nonexclusivity of Rights. The rights conferred on any Indemnitee by this Article 7 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, Securityholders Agreement, vote of stockholders or disinterested directors or otherwise.

Section 7.08. First Resort of Indemnification. The Corporation acknowledges that any Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise (“Other Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to an Indemnitee are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the Certificate of Incorporation or these Bylaws (or any other agreement between the Corporation and an Indemnitee), without regard to any rights an Indemnitee may have against the Other Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors on behalf of an Indemnitee with respect to any claim for which an Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of an Indemnitee against the Corporation. The Corporation agrees that the Other Indemnitors are express third party beneficiaries of the terms of this Section 7.08. Notwithstanding the foregoing, the Corporation’s obligation, if any, to indemnify any Indemnitee shall be reduced by any amount such Indemnitee may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

Section 7.09. Amendment or Repeal. Any repeal or modification of the provisions of this Article 7 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification. The adoption of these Bylaws, the Certificate of Incorporation and the Securityholders Agreement shall not adversely affect any right or protection of any Person entitled to indemnification under the Fourth Restated Bylaws of the Corporation (the “Existing Bylaws”), the Second Amended and Restated Certificate of Incorporation (as amended, the “Existing Certificate”) or by law.

Section 7.10. Survival of Indemnification Rights. The rights to indemnification and advance payment of expenses provided by Section 7.01, Section 7.02, Section 7.05 and Section 7.06 shall continue as to a Person who has ceased to be a director, advisory director, board observer, officer, employee, or agent of the Corporation and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such Person. The rights to indemnification and advance payment of expenses provided under the Existing Certificate, the Existing Bylaws or by law shall continue as to any Person entitled to indemnification thereto who has ceased to serve in any such applicable capacity.

Section 7.11. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any Person who is or was a director, officer, employee, advisory director, board observer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, advisory director, board observer, employee, fiduciary, partner (limited or general), manager, trustee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, or that served in any such capacity under the Existing Certificate and the Existing Bylaws against any liability asserted against such Person or incurred by such Person in any such capacity, or arising out of such Person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such Person against such liability under the provisions of applicable law.

ARTICLE 8

GENERAL PROVISIONS

Section 8.01. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board for stockholders entitled to vote at such meeting, the record date for determining stockholders entitled to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board may in its discretion or as required by law fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall fix the same date or an earlier date as the record date for stockholders entitled to notice of such adjourned meeting.

(a) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 8.02. Dividends. Subject to limitations contained in Delaware Law, the Certificate of Incorporation and the Securityholders Agreement, the Board may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 8.03. Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

Section 8.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a .pdf or facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 8.05. Actions with Respect to Securities Owned by the Corporation. The Board may authorize any Person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting, and to take comparable actions in respect of actions by written consent in lieu of a meeting, of holders of any stock and other securities of other entities (except the Corporation) owned or held by the Corporation for itself. The Person so designated shall be a U.S. Citizen. If the Board has not so authorized anyone, the Chief Executive Officer or the Chief Executive Officer’s delegate shall have authority to perform such function.

Section 8.06. Amendments. Subject to the terms of the Securityholders Agreement, these Bylaws or any of them may be altered, amended or repealed, or new Bylaws may be made, by a majority of the Board. Unless a higher percentage is required by the Certificate of Incorporation or the Securityholders Agreement as to any matter that is the subject of these Bylaws, all such amendments must be approved by the affirmative vote of a majority of the total voting power of all outstanding securities of the Corporation, generally entitled to vote in the election of directors, voting together as a single class, or by a majority of the Board.

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